Exhibit 10.vv

Adopted pursuant to resolutions of the
Cinergy Corp. Benefits Committee on October 10, 2003

AMENDMENT TO THE

CINERGY CORP. NON-UNION EMPLOYEES’ PENSION PLAN

The Cinergy Corp. Non-Union Employees’ Pension Plan, as amended and restated effective January 1, 2003, is hereby amended, effective as of May 1, 2003, as follows.

(1)           Explanation of Amendment

The Amendment renumbers Section 4.10 as Section 4.11 and adds a new Section 4.10, effective as of May 1, 2003, to provide enhanced benefits under the Plan for those eligible participants who elect between May 1, 2003 and June 16, 2003 (or such other period specified by an Employer) to retire during an open window retirement period.

(2)           Section 4.10 as Added

(a)           Section 4.10 is hereby renumbered as Section 4.11.

(b)           A new Section 4.10, as hereby added, reads as follows:

“4.10      2003 Voluntary Early Retirement Program

(a)                                Eligibility

The provisions of this Section, which govern the 2003 Voluntary Early Retirement Program (“2003 VERP”), apply to an individual who:

(1)                                  is a Participant in the Plan who is classified by the Employer as a “full-time” employee and who is not an officer of an Employer;

(2)                                  attains age 54 on or before December 31, 2003;

(3)                                  attains at least five years of Service with an Employer on or before July 1, 2003 (or September 1, 2003 for certain designated Participants) (or would have attained at least five years of Service with an Employer on or before July 1, 2003 (or September 1, 2003 for certain designated Participants) if he had remained employed with an Employer until such date);

(4)                                  on a form provided by Cinergy, elects between May 1, 2003 and June 16, 2003 (or such other period specified by an Employer) to incur a Severance from Service on July 31, 2003 (or such other date selected by his

Employer), agrees that his Employer may select the Severance from Service Date and remains employed until such date;

(5)                                  has been selected by an Employer for participation in the 2003 VERP based on job classification; and

(6)                                  signs and does not revoke a waiver of claims in the form specified by his Employer.

(b)           2003 VERP Benefits

(1)                                Waiver of Early Payment Factor

For each Participant who elects to incur a Severance from Service under the provisions of this Section and whose Nonforfeitable Annual Pension is otherwise computed pursuant to the terms of Section 4.4 (General Method of Computing Annual Pension for Retirement at Early Retirement Date), the Nonforfeitable Annual Pension will be calculated without applying an early payment factor.

(2)                                Special Supplemental Benefit

Each Participant who elects to incur a Severance from Service under the provisions of this Section will receive a special supplemental benefit equal to the Actuarial Equivalent of the product of two times his weekly Base Salary or weekly Base Wage as of his Severance from Service Date multiplied by his whole years of Service as of his Severance from Service Date, payable in accordance with Section 7.1 (Normal Forms of Pension). The Participant may elect to receive his special supplemental benefit in any optional form of payment provided in Section 7.2 (Optional Forms of Retirement Income) other than those described in Subsections 7.2(d), (e) and (f).

(3)                                Lump Sum Payment Available in Lieu of Annuity

(A)                            In lieu of the normal form of payment that would otherwise apply to the special supplemental benefit payable to the Participant under Article 7 (Forms of Pension), his Spouse or any other Beneficiary or Contingent Annuitant under the Plan, a lump sum distribution of the special supplemental benefit is available at the eligible Participant’s election with spousal consent in accordance with Section 7.2 (Optional Forms of Retirement Income).

(B)                              The lump sum distribution of the special supplemental benefit will be in an amount equal to the Actuarial Equivalent of the special supplemental benefit.

(C)                                Time of Payment

The lump sum distribution of the special supplemental benefit will be payable as of the Participant’s Annuity Starting Date or as soon as administratively feasible thereafter.

(D)                               Election Period

A lump sum distribution of the special supplemental benefit must be elected within the 90 day period ending on the Participant’s Annuity Starting Date.  If the Participant chooses an annuity option and selects a Beneficiary other than a Spouse for the special supplemental benefit, the Participant must do so in writing and confirm or withdraw that election within 90 days preceding the Annuity Starting Date.

(E)                               Beneficiary

A Participant’s Beneficiary of the lump sum distribution of the special supplemental benefit will be his Spouse unless the Participant’s Spouse has consented to another Beneficiary pursuant to Section 7.2 (Optional Forms of Retirement Income).  A Participant who elects a lump sum distribution of the special supplemental benefit may designate one Beneficiary for the special supplemental benefit in the event the Participant dies before the lump sum is distributed.  A married Participant’s designation of a Beneficiary other than the Participant’s Spouse will not be effective unless the Participant’s Spouse consents to the election and designation in accordance with Section 7.2 (Optional Forms of Retirement Income).

(F)           Death of a Participant

In the event of the death of a Participant who elected a lump sum distribution of the special supplemental benefit prior to the distribution date, the lump sum will be distributed as soon as administratively feasible following the Participant’s death.  If the Participant’s Spouse is his Beneficiary, the Spouse may elect payment in the form of a lump sum or in the form that applies to other benefits payable to the Spouse under the Plan after the Participant’s death.

(4)                                  Actuarial Equivalent.  For purposes of calculating the Actuarial Equivalent amount of the benefit described in Sections 4.10(b)(2) and (3), “Actuarial Equivalent” means a benefit having the same actuarially determined value as the benefit that the Actuarial Equivalent replaces, calculated using the “applicable mortality table” described in Section 417(e)(3)(A)(ii)(I) of the Code and the “applicable interest rate” described in Section 417(e)(3)(A)(ii)(II) of the Code for the calendar month specified by the Plan in Section 1.5(c) for purposes of calculating the Actuarial Equivalent amount of any lump sum payment.

(c)                                Construction of the 2003 VERP Provisions

The benefits provided under the 2003 VERP will be paid in accordance with and consistent with Plan provisions that apply to the payment of normal or early retirement benefits, except where specific exceptions or provisions are included in this Section.

(d)                               Special Eligibility Rule

Any Retired Participant who incurred a Severance from Service between January 1, 2003 and July 1, 2003, is eligible to receive the 2003 VERP benefits described in Subsection 4.10(b) if he meets the applicable eligibility and participation requirements described in Subsection 4.10(a) and he returns to his Employer any termination related benefits previously received.

(e)                                Election Information

Prior to electing to participate in the 2003 VERP, an eligible Participant will be provided with a written explanation of the terms and conditions of the survivor annuity which will be paid to the Participant’s Spouse if the Participant dies without electing a lump sum distribution of the special supplemental benefit, the Participant’s right to elect a lump sum distribution in lieu of a survivor annuity of this benefit and the effect of such an election, the rights of the Participant’s Spouse described in Section 7.2 (Optional Forms of Retirement Income), and the right of a Participant to revoke and the effect of revoking such an election.”

IN WITNESS WHEREOF, Cinergy Corp. has caused this Amendment to be executed and approved by its duly authorized officer effective as of the date set forth herein.

By:	/s/ Timothy J. Verhagen

Timothy J. Verhagen
Vice President of Human Resources